Exhibit 99.1

IMMEDIATE

Dana Incorporated Announces Third-Quarter 2017 Financial Results

Raises Full-Year Guidance

Highlights

•	Sales of $1.8 billion; 32 percent year-over-year growth; 21 percent organic growth

•	Net income attributable to Dana of $69 million; diluted EPS of $0.46

•	Adjusted EBITDA of $216 million, providing a margin of 11.8 percent

•	Diluted adjusted EPS of $0.59; 20 percent growth compared with last year

•	Operating cash flow of $181 million; free cash flow of $99 million

•	Full-year 2017 guidance raised:

•	Sales guidance increased by $200 million

•	Adjusted EBITDA guidance increased by $30 million

•	Margin guidance increased by 10 basis points

•	Diluted adjusted EPS guidance increased by 10 cents per share

•	Free cash flow guidance increased by $50 million

MAUMEE, Ohio, Oct. 26, 2017 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2017.

“The third quarter was further evidence that our dedicated team members are committed to successfully executing our enterprise strategy. We continue to generate strong organic growth, remaining focused on new business launches while successfully integrating our recent acquisitions,” said James Kamsickas, Dana president and chief executive officer. “The combination of strong market demand, new business, and cost discipline has enabled all four of our business units to deliver improved margins over the first nine months of this year. We continue to deliver industry-leading products and services for our customers, returns for our investors, and value for all our stakeholders.”

Third-Quarter Financial Results

Sales for the third quarter of 2017 totaled $1.83 billion, compared with $1.38 billion in the same period of 2016, an increase of 32 percent for the quarter and 23 percent year-to-date. The quarterly increase was driven in part by recent acquisitions that contributed $133 million. Currency provided a tailwind to sales of $28 million. Excluding acquisitions and currency effects, stronger market demand and new business generated 21 percent organic sales growth.

Net income attributable to Dana for the third quarter of 2017 was $69 million, compared with $57 million in the same period last year. Net income benefited from increased adjusted EBITDA of $48 million and reduced restructuring expense of $15 million. Partially offsetting these benefits were increased depreciation and amortization expense, largely attributable to our recent acquisitions and a higher level of capital investment, increased income tax expense, and costs of $13 million associated with debt refinancing actions undertaken this past quarter. Reported diluted earnings per share were $0.46 in the third quarter of 2017, compared with $0.39 in the same period last year.

Adjusted EBITDA of $216 million provided an 11.8 percent margin in the third quarter of 2017, compared with $168 million or 12.1 percent margin in the third quarter in 2016. Last year’s third quarter benefited from $7 million of gains in the Dana Companies subsidiary that we divested last December. Excluding these gains, this year’s third quarter margin performance was 20 basis points better than last year’s adjusted margin of 11.6 percent. Stronger end-market demand and conversion of new business backlog added $37 million in adjusted EBITDA this quarter, while the Brevini and USM acquisitions added an additional $15 million.

Changes in foreign currency rates improved earnings by $3 million. Year-to-date, organic EBITDA growth of $125 million provided a 20 percent incremental margin.

Diluted adjusted earnings per share in the third quarter of 2017 were $0.59, compared with $0.49 in the same period last year, primarily driven by the year-over-year earnings improvement.

Operating cash flow in this year’s third quarter was $181 million, compared with $42 million in the same period of 2016. Inclusive of capital spending of $82 million in the third quarter of 2017, free cash flow was $99 million, $125 million better than the same period last year. Higher earnings and improved working capital efficiency were the primary drivers. Lower cash taxes and net interest were offset by increased transaction costs driven by recent acquisitions and higher capital spending to support new business launches.

“We are pleased to report strong financial results again this quarter, as our operational performance and improved end-market demand have allowed us to raise our 2017 financial guidance,” said Jonathan Collins, executive vice president and chief financial officer of Dana. “Our efforts this year, along with continued momentum into next year, have Dana on pace to achieve the financial targets, which we set at our investor day about this time last year, earlier than originally expected.”

Updated 2017 Full-Year Financial Targets(1)

Dana has raised key financial guidance across all business units.

•	Sales of $7.0 to $7.2 billion;

•	Adjusted EBITDA of $820 to $850 million;

•	Adjusted EBITDA as a percent of sales of 11.7 to 11.9 percent;

•	Diluted adjusted EPS of $2.30 to $2.50;

•	Cash flow from operations of $530 to $570 million;

•	Capital spending of $380 to $420 million; and

•	Free cash flow of $130 to $170 million.

[1]	Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana Named PACE Award Finalist for the Seventh Consecutive Year

Dana announced this month that its new constant-velocity joint for heavy-duty pickup trucks has been named a finalist for the 2018 Automotive News PACE Awards. This technology was recently launched in the Ford Super Duty pickup truck and is receiving outstanding feedback.

The 6,000 Nm Rzeppa-style constant-velocity joint provides a durable solution for use in heavy-duty pickup trucks. The technology is the first use of a CV joint in pickup trucks and is able to improve strength, maximize efficiency, and reduce weight over previous technologies.

Dana has earned five PACE Awards since the program’s inception, most recently in 2017 for its Victor Reinz® multi-layer steel transmission pump gasket. The company’s adaptive air/oil separation system and Spicer® OpTiMa™ tire pressure management system also were named finalists in 2017.

Dana Continues Growth Through Expansion

To further support growth in China, Dana will be repurposing a former Brevini facility in Yancheng, China, to manufacture the company’s line of direct-insulation thermal-acoustic protective shielding to meet various thermal and acoustical management needs within exhaust or powertrain systems.

This plant is strategically positioned in close proximity to Dana’s regional Asia headquarters and technology center in Shanghai, China, and will enable the company to deliver technologies to its China customers more quickly and cost effectively.

Dana has served the rapidly growing Chinese automobile market for more than 25 years, and this expansion helps to support growth in this important market, lower costs by leveraging Dana’s current assets and capabilities, and support vehicle manufacturers with technologies that deliver superior performance and promote sustainability.

The company announced earlier this year it will be building a new facility in Chongqing, China, that will produce advanced driveline products for the Chinese market. It is scheduled to open in late 2018.

In addition to expansion in China, Dana celebrated the grand opening of its new high-tech axle manufacturing facility in Toledo, Ohio, United States, on Oct. 25, along with a new Australian manufacturing facility that opened earlier this year.

A new manufacturing facility in Győr, Hungary, is scheduled to open in 2018.

Dana to Host Conference Call at 11 a.m. Today

Dana will discuss its third-quarter results in a conference call at 11 a.m. EDT today. Participants may listen to the conference call via audio streaming online or telephone. Slide viewing is available via Dana’s investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should dial 1-706-758-0054. Please enter conference I.D. 98697429 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 10:30 a.m.

An audio recording of the webcast will be available after 5 p.m. today by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 98697429. A webcast replay will be available after 5 p.m. today and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, taxes, depreciation, amortization, equity grant expense, restructuring expense, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions, and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring and impairment expense, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure, which we have defined as cash provided by (used in) operating activities, less purchases of property, plant, and equipment. We believe this measure is useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow is neither intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow may not be comparable to similarly titled measures reported by other companies.

The accompanying financial information provides reconciliations of adjusted EBITDA, diluted adjusted EPS, and free cash flow to the most directly comparable financial measures calculated and presented in accordance with GAAP. We have not provided a reconciliation of our adjusted EBITDA and diluted adjusted EPS outlook to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments and income tax valuation adjustments. The accompanying reconciliations of these non-GAAP measures with the most comparable GAAP measures for the historical periods presented are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance.

Please reference the “Non-GAAP financial information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, where used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in highly engineered solutions for improving the efficiency, performance, and sustainability of powered vehicles and machinery. Dana supports the passenger vehicle, commercial truck, off-highway, and industrial markets as well as industrial and stationary equipment applications. Founded in 1904, Dana employs nearly 29,000 people in 33 countries on six continents who are committed to delivering long-term value to customers. The company reported sales of more than $5.8 billion in 2016. Based in Maumee, Ohio, the company’s headquarters operations were selected as a “Top Workplace” by The (Toledo) Blade in 2017. For more information, please visit dana.com.

###

Media Contact:	Jeff Cole
+1-419-887-3535
jeff.cole@dana.com

Investor Contact:	Craig Barber
+1-419-887-5166
craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

(In millions, except per share amounts)	Three Months Ended September 30,
	2017	2016
Net sales	$1,831	$1,384
Costs and expenses
Cost of sales	1,562	1,176
Selling, general and administrative expenses	125	99
Amortization of intangibles	4	2
Restructuring charges, net	2	17
Other income, net	1	6

Earnings before interest and income taxes	139	96
Loss on extinguishment of debt	(13)
Interest income	3	3
Interest expense	25	27

Earnings before income taxes	104	72
Income tax expense	33	13
Equity in earnings of affiliates	2	2

Net income	73	61
Less: Noncontrolling interests net income	3	4
Less: Redeemable noncontrolling interests net income	1

Net income attributable to the parent company	$69	$57

Net income per share available to common stockholders
Basic	$0.47	$0.40
Diluted	$0.46	$0.39

Weighted-average shares outstanding - Basic	145.0	144.0
Weighted-average shares outstanding - Diluted	146.9	144.6

Cash dividends declared per share	$0.06	$0.06

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

(In millions, except per share amounts)	Nine Months Ended September 30,
	2017	2016
Net sales	$5,372	$4,379
Costs and expenses
Cost of sales	4,564	3,739
Selling, general and administrative expenses	379	303
Amortization of intangibles	9	6
Restructuring charges, net	14	23
Other income (expense), net	(8)	9

Earnings before interest and income taxes	398	317
Loss on extinguishment of debt	(19)	(17)
Interest income	8	8
Interest expense	79	84

Earnings before income taxes	308	224
Income tax expense	94	66
Equity in earnings of affiliates	12	6

Net income	226	164
Less: Noncontrolling interests net income	13	9
Less: Redeemable noncontrolling interests net loss	(2)

Net income attributable to the parent company	$215	$155

Net income per share available to common stockholders
Basic	$1.46	$1.06
Diluted	$1.45	$1.05

Weighted-average shares outstanding - Basic	144.8	146.7
Weighted-average shares outstanding - Diluted	146.5	147.1

Cash dividends declared per share	$0.18	$0.18

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

(In millions)	Three Months Ended September 30,
	2017	2016
Net income	$73	$61
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(1)	(8)
Hedging gains and losses	(14)	(11)
Investment and other gains and losses		(5)
Defined benefit plans	19

Other comprehensive income (loss)	4	(24)

Total comprehensive income	77	37
Less: Comprehensive income attributable to noncontrolling interests	(5)	(4)
Less: Comprehensive income attributable to redeemable noncontrolling interests	(1)

Comprehensive income attributable to the parent company	$71	$33

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

(In millions)	Nine Months Ended September 30,
	2017	2016
Net income	$226	$164
Other comprehensive income (loss), net of tax:
Currency translation adjustments	(2)	(2)
Hedging gains and losses	(13)	(21)
Investment and other gains and losses		(2)
Defined benefit plans	29	13

Other comprehensive income (loss)	14	(12)

Total comprehensive income	240	152
Less: Comprehensive income attributable to noncontrolling interests	(18)	(10)
Less: Comprehensive loss attributable to redeemable noncontrolling interests	—	—

Comprehensive income attributable to the parent company	$222	$142

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2017 and December 31, 2016

(In millions, except share and per share amounts)	September 30, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$558	$707
Marketable securities	38	30
Accounts receivable
Trade, less allowance for doubtful accounts of $9 in 2017 and $6 in 2016	1,074	721
Other	176	110
Inventories	911	638
Other current assets	86	78

Total current assets	2,843	2,284
Goodwill	138	90
Intangibles	177	109
Deferred tax assets	567	588
Other noncurrent assets	68	226
Investments in affiliates	155	150
Property, plant and equipment, net	1,762	1,413

Total assets	$5,710	$4,860

Liabilities and equity
Current liabilities
Notes payable, including current portion of long-term debt	$26	$69
Accounts payable	1,154	819
Accrued payroll and employee benefits	215	149
Taxes on income	34	15
Other accrued liabilities	224	201

Total current liabilities	1,653	1,253
Long-term debt, less debt issuance costs of $22 in 2017 and $21 in 2016	1,765	1,595
Pension and postretirement obligations	564	565
Other noncurrent liabilities	384	205

Total liabilities	4,366	3,618

Commitments and contingencies
Redeemable noncontrolling interest	47
Parent company stockholders’ equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	—	—
Common stock, 450,000,000 shares authorized, $0.01 par value, 144,861,213 and 143,938,280 shares outstanding	2	2
Additional paid-in capital	2,348	2,327
Retained earnings	202	195
Treasury stock, at cost (7,001,051 and 6,812,784 shares)	(87)	(83)
Accumulated other comprehensive loss	(1,277)	(1,284)

Total parent company stockholders’ equity	1,188	1,157
Noncontrolling interests	109	85

Total equity	1,297	1,242

Total liabilities and equity	$5,710	$4,860

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

(In millions)	Three Months Ended September 30,
	2017	2016
Operating activities
Net income	$73	$61
Depreciation	58	45
Amortization of intangibles	4	3
Amortization of deferred financing charges	1	2
Call premium on debt	10
Write-off of deferred financing costs	3
Earnings of affiliates, net of dividends received	4
Stock compensation expense	7	4
Deferred income taxes	5	(4)
Pension contributions, net	(1)	(3)
Change in working capital	24	(59)
Other, net	(7)	(7)

Net cash provided by operating activities (1)	181	42

Investing activities
Purchases of property, plant and equipment (1)	(82)	(68)
Purchases of marketable securities	(6)	(16)
Proceeds from sales of marketable securities		43
Proceeds from maturities of marketable securities	3	11
Other	(1)	(7)

Net cash used in investing activities	(86)	(37)

Financing activities
Net change in short-term debt	(17)	2
Proceeds from long-term debt	276
Repayment of long-term debt	(352)	(2)
Call premium on debt	(10)
Deferred financing payments	(3)
Dividends paid to common stockholders	(9)	(8)
Distributions to noncontrolling interests	(4)	(13)
Other	3	(4)

Net cash used in financing activities	(116)	(25)

Net decrease in cash and cash equivalents	(21)	(20)
Cash and cash equivalents - beginning of period	568	745
Effect of exchange rate changes on cash balances	11	2

Cash and cash equivalents - end of period	$558	$727

(1)	Free cash flow of $99 in 2017 and ($26) in 2016 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

(In millions)	Nine Months Ended September 30,
	2017	2016
Operating activities
Net income	$226	$164
Depreciation	162	129
Amortization of intangibles	10	7
Amortization of deferred financing charges	4	4
Call premium on debt	15	12
Write-off of deferred financing costs	4	5
Earnings of affiliates, net of dividends received	2	3
Stock compensation expense	17	11
Deferred income taxes	10	1
Pension contributions, net	(4)	(12)
Gain on sale of subsidiary	(3)
Change in working capital	(80)	(142)
Other, net	(2)

Net cash provided by operating activities (1)	361	182

Investing activities
Purchases of property, plant and equipment (1)	(251)	(198)
Acquisition of businesses, net of cash acquired	(184)	(18)
Purchases of marketable securities	(23)	(41)
Proceeds from sales of marketable securities	1	47
Proceeds from maturities of marketable securities	16	33
Proceeds from sale of subsidiary	3
Other		(10)

Net cash used in investing activities	(438)	(187)

Financing activities
Net change in short-term debt	(96)	14
Proceeds from long-term debt	676	441
Repayment of long-term debt	(640)	(378)
Call premium on debt	(15)	(12)
Deferred financing payments	(9)	(10)
Dividends paid to common stockholders	(26)	(26)
Distributions to noncontrolling interests	(7)	(16)
Repurchases of common stock		(81)
Other	4	(4)

Net cash used in financing activities	(113)	(72)

Net decrease in cash and cash equivalents	(190)	(77)
Cash and cash equivalents - beginning of period	707	791
Effect of exchange rate changes on cash balances	41	13

Cash and cash equivalents - end of period	$558	$727

(1)	Free cash flow of $110 in 2017 and ($16) in 2016 is the sum of net cash provided by operating activities reduced by the purchases of property, plant and equipment.

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

	Three Months Ended
(In millions)	September 30,
	2017	2016
Sales
Light Vehicle	$805	$631
Commercial Vehicle	371	294
Off-Highway	384	199
Power Technologies	271	260

Total Sales	$1,831	$1,384

Segment EBITDA
Light Vehicle	$91	$73
Commercial Vehicle	33	23
Off-Highway	55	28
Power Technologies	41	42

Total Segment EBITDA	220	166
Corporate expense and other items, net	(4)	2

Adjusted EBITDA	$216	$168

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended
(In millions)	September 30,
	2017	2016
Sales
Light Vehicle	$2,369	$1,913
Commercial Vehicle	1,057	976
Off-Highway	1,107	692
Power Technologies	839	798

Total Sales	$5,372	$4,379

Segment EBITDA
Light Vehicle	$273	$202
Commercial Vehicle	91	81
Off-Highway	157	97
Power Technologies	132	120

Total Segment EBITDA	653	500
Corporate expense and other items, net	(15)	(6)

Adjusted EBITDA	$638	$494

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

	Three Months Ended
(In millions)	September 30,
	2017	2016
Segment EBITDA	$220	$166
Corporate expense and other items, net	(4)	2

Adjusted EBITDA	216	168
Depreciation	(58)	(45)
Amortization of intangibles	(4)	(3)
Restructuring	(2)	(17)
Stock compensation expense	(7)	(4)
Strategic transaction expenses	(3)	(3)
Other items	(2)
Amounts attributable to previously divested/closed operations	(1)

Earnings before interest and income taxes	139	96
Loss on extinguishment of debt	(13)
Interest expense	(25)	(27)
Interest income	3	3

Earnings before income taxes	104	72
Income tax expense	33	13
Equity in earnings of affiliates	2	2

Net income	$73	$61

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

	Nine Months Ended
(In millions)	September 30,
	2017	2016
Segment EBITDA	$653	$500
Corporate expense and other items, net	(15)	(6)

Adjusted EBITDA	638	494
Depreciation	(162)	(129)
Amortization of intangibles	(10)	(7)
Restructuring	(14)	(23)
Stock compensation expense	(17)	(11)
Strategic transaction expenses	(20)	(6)
Acquisition related inventory adjustments	(14)
Other items	(5)	(4)
Amounts attributable to previously divested/closed operations	2	3

Earnings before interest and income taxes	398	317
Loss on extinguishment of debt	(19)	(17)
Interest expense	(79)	(84)
Interest income	8	8

Earnings before income taxes	308	224
Income tax expense	94	66
Equity in earnings of affiliates	12	6

Net income	$226	$164

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2017 and 2016

(In millions, except per share amounts)	Three Months Ended September 30,
	2017	2016
Net income attributable to parent company	$69	$57
Items impacting income before income taxes:
Restructuring charges	2	17
Amortization of intangibles	4	3
Loss on extinguishment of debt	13
Strategic transaction expenses	3	3
Other items	3	(1)
Items impacting income taxes:
Net income tax expense on items above	(8)	(10)
Tax effects of legal entity restructuring		2

Adjusted net income	$86	$71

Diluted shares - as reported	147	145

Adjusted diluted shares	147	145

Diluted adjusted EPS	$0.59	$0.49

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2017 and 2016

(In millions, except per share amounts)	Nine Months Ended September 30,
	2017	2016
Net income attributable to parent company	$215	$155
Items impacting income before income taxes:
Restructuring charges	14	23
Amortization of intangibles	10	7
Loss on extinguishment of debt	19	17
Income on sale of subsidiary	(3)
Strategic transaction expenses	20	6
Acquisition related inventory adjustments	14
Other items	6	(4)
Items impacting income taxes:
Net income tax expense on items above	(17)	(12)
Tax effects of legal entity restructuring		8

Adjusted net income	$278	$200

Diluted shares - as reported	147	147

Adjusted diluted shares	147	147

Diluted adjusted EPS	$1.90	$1.36